Exhibit 23.01

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-188309 and 333-178093 on Form S-3ASR of OGE Energy Corp.; and Registration Statement Nos. 333-71327, 333-92423, 333-104497, 333-115735, and 333-152022 on Form S-8 of OGE Energy Corp. of our report dated April 30, 2013, relating to the combined financial statements of the CenterPoint Energy Field Services, LLC, CenterPoint Energy Gas Transmission Company, LLC, CenterPoint Energy - Mississippi River Transmission, LLC, CenterPoint Energy Southeastern Pipelines Holding, LLC and other CenterPoint Energy midstream subsidiaries (collectively the "CenterPoint Midstream Entities") (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the preparation of the combined financial statements of the CenterPoint Midstream Entities from the historical accounting records maintained by CenterPoint Energy, Inc. and its subsidiaries), appearing in this Current Report on Form 8-K of OGE Energy Corp. dated July 16, 2013.

/s/  DELOITTE & TOUCHE LLP

Houston, Texas
July 16, 2013